UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 7, 2006

3COM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12867	94-2605794
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Campus Drive Marlborough, Massachusetts 01752
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (508) 323-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On July 7, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of 3Com Corporation (“3Com”) approved a bonus for 3Com’s former President and Chief Executive Officer, Bruce L. Claflin, in accordance with the terms of Mr. Claflin’s severance agreement. Under the terms of Mr. Claflin’s severance agreement, Mr. Claflin is eligible for a bonus for the second half of 3Com’s fiscal 2006 on the same terms and conditions as the Section 16 officers of 3Com. Because the Committee approved a bonus payment for such officers equal to 25% of each officer’s target bonus amount for the second half of fiscal 2006 (except for officers that had a different percentage required by contractual obligations), Mr. Claflin is eligible to receive a bonus on the same basis. Accordingly, the Committee approved a payment of $36,164 to Mr. Claflin. This bonus was pro-rated based on time worked at 3Com during the period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION

Date: July 7, 2006	By:	/s/ DONALD M. HALSTED, III
Donald M. Halsted, III Executive Vice President and Chief Financial Officer